UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 20, 2006

PAVILION BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation) 135 East Maumee Street Adrian, Michigan (Address of principal executive office)	000-30521 (Commission File Number)	38-3088340 (IRS Employer Identification No.) 49221 (Zip Code)

Registrant’s telephone number, including area code: (517) 265-5144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2006, Pavilion Bancorp, Inc. (the "Company") entered into a Supplemental Retirement Agreement (the "Agreement") with Pamela S. Fisher, the Chief Operating Officer, Corporate Secretary, and Executive Vice President of the Company, in connection with Ms. Fisher's retirement from her positions with the Company and its wholly-owned subsidiary, the Bank of Lenawee (the "Bank"). Ms. Fisher's retirement will be effective April 28, 2006.

Pursuant to the terms of the Agreement, Ms. Fisher has made certain covenants to the Company and the Bank, including an agreement not to compete with the Company or the Bank in Lenawee County for a period of five years. In consideration for these covenants and for her 27 years of service to the Company and the Bank, the Company has agreed in the Agreement to make certain supplemental retirement payments to Ms. Fisher and to maintain her health insurance coverage through the date that she attains age 65.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Departure of Principal Officer.

Pamela S. Fisher, the Chief Operating Officer, Corporate Secretary, and Executive Vice President of Pavilion Bancorp, Inc. (the "Company") announced her retirement from her positions with the Company and its wholly-owned subsidiary, the Bank of Lenawee, effective April 28, 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 20, 2006	PAVILION BANCORP, INC. (Registrant) By: /s/ Richard J. DeVries —————————————— Richard J. DeVries President and Chief Executive Officer